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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File numbers 333-07205, 333-07207, 333-07211,
333-07213, 333-52295, 333-82131, 333-95401, 333-38144, 333-38142, 333-38140 and
333-61628) of SS&C Technologies, Inc. of our report dated February xx, 2003 relating to the consolidated financial statements which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Hartford, Connecticut
March 31, 2003